Exhibit 10.27

AMENDMENT No. 3 to

SENSOR TECHNOLOGY LICENSE AGREEMENT

This Amendment No. 3 ("Amendment No. 3") dated November 11, 2021 ("Effective Date") to the Sensor Technology License Agreement (the "Agreement") is hereby entered into, by and between, TBT Group, Inc., a Delaware corporation ("TBT" or the "Licensor"), and Vivakor, Inc., a Nevada corporation ("Vivakor" or the "Licensee"). The Licensor and the Licensee may each be referred to herein as a "Party" and together as the "Parties."

RECITALS

WHEREAS, the Licensee believes it will need additional time to meet the Payment/Milestones requirement specified in Item 1 of Schedule 1 of the Agreement;

WHEREAS, the Parties have previously agreed to Amendment 1 dated May 10, 2021 ("Amendment No. 1") and Amendment No. 2 ("Amendment No. 2") each of which extended the time period to make a required payment under the Agreement;

WHEREAS, the Licensor has agreed to grant to Licensee an additional time to make the required payment specified in Point 1 of Schedule 1 of the Agreement; and

NOW, THEREFORE, for good and valuable consideration, receipt of which is acknowledged, Licensor and Licensee agree:

1.	The last sentence of Item 1 of Schedule 1 of the Agreement is hereby deleting and replaced by " on or prior to May 10, 2022, Licensee will pay $225,000 to Licensor which payment will be accelerated to a date 10 days after Listing on Listed exchange in the event a listing is obtained."

2.	Amendment No. 2 shall be deemed void on the Effective Date and the payment made under that Amendment No. 2 shall be deemed fully earned by Licensor.

3.	In all other respects, the Agreement, Schedule 1, and Exhibit A shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment date specified above.

Licensor: TBT Group	Licensee: Vivakor, Inc.

By: /s/ Daniel Declement	By: /s/ Matt Nicosia
Daniel Declement	Matt Nicosia
Chief Executive Officer	Chief Executive Officer